CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of Fidelity Court Street Trust:
Fidelity High Yield Tax-Free Fund (formerly known as Fidelity High Yield Tax-Free Portfolio), of our report dated January 4, 1996 on the financial statements and financial highlights included in the November 30, 1995 Annual Report to Shareholders of Fidelity High Yield Tax-Free Fund.

We also consent to the incorporation by reference in this Post-Effective Amendment, of our report dated February 2, 1996 on the financial statements and financial highlights included in the Annual Report to Shareholders of Fidelity Municipal Trust: Fidelity Aggressive Municipal Fund (formerly known as Fidelity Aggressive Tax-Free Portfolio); and our report dated February 2, 1996 on the financial statements and financial highlights included in the Annual Report to Shareholders of Fidelity School Street
Trust: Fidelity Limited Term Municipal Income Fund (formerly known as Fidelity Limited Term Municipals).
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 13, 1996